Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
AND INTERIM CHIEF ACCOUNTING OFFICER
OF ATMOSPHERIC GLOW TECHNOLOGIES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atmospheric Glow Technologies, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned’s knowledge:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2007	/s/ W. Scott McDonald
W. Scott McDonald
Chief Executive Officer and Interim Chief Accounting Officer